Exhibit 99.2

Employee Frequently Asked Questions

1.   Why is Keynote being acquired?

On June 23, 2013, Keynote entered into a Merger Agreement with an affiliate of Thoma Bravo (the “Merger Agreement”) that, if adopted by our stockholders, will result in Keynote becoming a private company.  The Keynote board of directors carefully considered the proposed transaction and unanimously voted in support of the proposed transaction, which it believes provides compelling value for our stockholders.

2.   Who is Thoma Bravo?

Thoma Bravo has been providing equity and strategic support to experienced management teams of growing companies for more than 30 years. With a strong track record in the software and technology industry, Thoma Bravo focuses on creating value by partnering with management to transform successful technology businesses into best-in-class, rapid growth companies through operational improvements and strategic add-on acquisitions. Thoma Bravo saw Keynote as an attractive investment opportunity as a leader in a growing industry, with a strong portfolio of products and a talented team.

3.   What are the terms of the deal? What do our stockholders gain from this?

Under the terms of the Merger Agreement, Keynote will merge into an affiliate of Thoma Bravo and Keynote will become a wholly-owned subsidiary of that entity (the “Merger”).  As a result of the Merger, our stockholders will receive $20.00 in cash for each share of Keynote common stock, representing a premium of approximately 48% over Keynote’s most recent closing price (June 21, 2013).

4.   What happens next?

We are at the beginning of a process. In order to become final, our stockholders must approve the transaction at a special meeting of the stockholders.  In the coming weeks, Keynote will file a preliminary proxy statement relating to the special meeting with the SEC.  This proxy statement will contain information about the transaction and, once final and cleared by the SEC, will be mailed to our stockholders.  Our stockholders will then vote on the transaction.  If the Merger Agreement is adopted by our stockholders at the special meeting, and all of the other closing conditions are satisfied or waived, the transaction will be consummated.  Between now and the closing, we will operate the business as usual and as a publicly-traded company.

5.   How and when will the Merger be complete?

There are a number of preconditions that must be satisfied prior to the closing of the Merger, such as approval by our stockholders.  Until the required regulatory and stockholder approvals are obtained and the transaction closes, Thoma Bravo and Keynote will work together to the extent permitted under applicable law and in accordance with the Merger Agreement.

6.   Are we still going to be Keynote going forward? What does this mean for everyone on a day-to-day basis?

Because Thoma Bravo is a private equity firm, this transaction represents simply a change in ownership — Thoma Bravo will own Keynote through their holding company instead of the many public stockholders we have today.  It is their intention to run Keynote as a stand-alone company under its own well-known brand, just as it is today.

7.   How will my vested and unvested outstanding stock options and RSUs be treated?

The vesting of all stock options will accelerate in full, contingent upon and immediately prior to the closing of the Merger, and all stock options outstanding at the closing of the Merger will be exchanged for a cash payment equal to the positive difference between the purchase price of $20.00 per share and the exercise price per share. The vesting of all RSUs outstanding at the closing of the Merger will accelerate in full and all RSUs outstanding at the closing of the Merger will be exchanged for a cash payment equal to $20.00 per share subject to each such RSU.  These payments, less any applicable withholding taxes, will be made shortly after the closing date.  Please note that you will not be able to sell shares of Keynote common stock until the opening of the trading window under Keynote’s insider trading policy.

8.   What will happen to the Employee Stock Purchase Plan (“ESPP”)?

On July 31, 2013, the last day of the current Offering Period, all ESPP contributions will be used to purchase Keynote shares. You will not be allowed to increase the amount of your payroll contributions to the ESPP, and you will not be allowed to make any separate non-payroll contributions to the ESPP (and if you are not participating in the current Offering Period, you will not be permitted to join). No new Offering Period will commence after July 31, 2013. The ESPP will terminate on the date immediately prior to the closing of the Merger and any payroll contributions that are not used to purchase Keynote shares on the final purchase date will be returned to you in accordance with the terms of the ESPP.

9. Can I exercise my vested stock options prior to the Merger?

Yes, you are free to exercise your vested stock options at anytime.  However, you will not be able to sell the shares received upon such exercise while our trading window remains closed.  Note that if you do not exercise your vested stock options prior to the closing of the Merger, you will receive a cash payment for such vested stock options as described in the previous question.

10.   Can I buy Keynote stock before the transaction closes?

The restrictions of Keynote’s trading policy remain in effect, and no employee (or family member) should make any open market purchases or sales of Keynote stock (including sales of shares acquired upon exercise of any options) while our trading window remains closed.

11.   Will there be changes to the current Keynote benefits and compensation programs?

We do not expect changes to the Keynote benefits and compensation plan as a result of this transaction.

12.   Will there be any changes to the Keynote offices?

No changes are planned at this time.

13.   Is there any provision in the Merger Agreement to keep Keynote’s top executives in place for a period of time?

There are limitations on what can and what cannot be agreed upon by the parties at this point in the process, and it would be inappropriate to have such a provision at this time.  That said, we do not contemplate major changes to our organizational structure as a result of this transaction.

14.   How does this deal benefit Keynote and our customers?

We believe becoming a private company will provide additional flexibility and better position us to strategically invest in our nascent mobile enterprise business, further our sales programs and accelerate the next stage of the company’s growth and industry market leadership.  The transaction assures our independence and provides continuity of contact for our customers, partners and vendors. The new ownership structure may also remove expense attributable to being a public company and allow us to continue to build upon our technology, service and product offerings across our three businesses, which will enable us to better serve our customers around the world.

15.   How does Keynote fit in with Thoma Bravo’s portfolio?

“Thoma Bravo has a history of transforming leading technology businesses into best-in-class, rapid growth portfolio companies.  Thoma Bravo’s strategy in the technology industry is centered on their “buy and build” approach, where strategic acquisitions, supplement organic growth strategies. Thoma Bravo focuses on acquiring industry leaders and is attracted to Keynote’s position in the internet, mobile and telecommunications testing and monitoring marketplace.  Each of their portfolio companies operates independently, and works in close partnership with Thoma Bravo.”

16.   How should employees handle calls/questions from the media (newspapers, television, radio, etc.) regarding the Merger?

In keeping with Keynote’s standard policy, employees should not respond directly to questions from the media and analysts. Rather, they should refer all questions and information requests from the media to Kirsten Chapman by e-mail at KEYNLHA@lhai.com or by phone at (415) 433-3777.

17.   Who should employees contact with questions/concerns during the transition period?

Questions should be directed to your immediate manager, who will arrange to obtain the answer for you. The management team will be supported by Human Resources.

Information regarding the solicitation of proxies

In connection with the proposed transaction, Keynote Systems, Inc. (the “Company”) will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders of the Company to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the Company in advance of the special meeting. Stockholders of the Company are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed by the Company with the SEC (when available) at the SEC’s Web site at www.sec.gov.

The Company and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposed transaction. Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its proxy statement with respect to its 2013 Annual Meeting of Stockholders, each previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the merger when it becomes available. Each of these documents is, or will be, available for free at the SEC’s web site at www.sec.gov and at the Company’s Investor Relations Website at: www.investor.keynote.com.

Cautionary statement regarding forward-looking statements

These Employee Frequently Asked Questions (“FAQs”), and the documents to which the Company refers you in these FAQs, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Merger and other information relating to the Merger.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy of the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee of $13.8 million to an affiliate of Thoma Bravo or to reimburse such Thoma Bravo affiliate for certain of its costs and expenses up to $2 million, (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally, (v) the potential adverse effect on the Company’s business, properties and operations because of certain covenants the Company agreed to in the Merger Agreement, (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the Merger and (ix) the amount of the costs, fees, expenses and charges related to the Merger Agreement and Merger.

Forward-looking statements speak only as of the date of these FAQs or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.